FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


          THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT dated as of August 18, 1998 (the "Amendment"), is made by and between Fleming
Companies, Inc., an Oklahoma corporation (the "Company"), and _____ __________, an individual (the "Executive").

                       W I T N E S S E T H:

          WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of March 2, 1998 (the
"Employment Agreement"); and

          WHEREAS, the Company and the Executive mutually desire to amend the Employment Agreement, and it is to the mutual benefit of the Company and the Executive to amend the Employment Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the Company and the Executive hereby amend the Employment Agreement as follows:

     1. The Amendment. Section 2 of the Employment Agreement is amended by deleting it in its entirety and replacing it with the following:

          2. For purposes of this Agreement, a "Change of Control" shall mean:

               (i)  The acquisition by any individual,
          entity or group (within the meaning of Section
          13(d)(3) or 14(d)(2) of the Securities
          Exchange Act of 1934, as amended (the
          "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more (the "Triggering Percentage") of either
          (i) the then outstanding shares of common stock of the Company (the "Outstanding Company
          Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the
          "Outstanding Company Voting Securities");
          provided, however, in the event the "Incumbent
          Board" (as such term is hereinafter defined) pursuant to authority granted in any rights agreement to which the Company is a party (the
          "Rights Agreement") lowers the acquisition threshold percentages set forth in such Rights
          Agreement, the Triggering Percentage shall be automatically reduced to equal the threshold percentages set pursuant to authority granted to the board in the Rights Agreement; and provided, further, however, that the following acquisitions shall not constitute a Change of
          Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (x),
          (y), and (z) of subsection (iii) of this
          Section 2; or

               (ii) Individuals who, as of the date
          hereof, constitute the Board (the "Incumbent
          Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent
          Board shall be considered as though such individual were a member of the Incumbent
          Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (iii)  Approval by the shareholders of
          the Company of a reorganization, share
          exchange, merger or consolidation or
          acquisition of assets of another corporation
          (a "Business Combination"), in each case, unless, following such Business Combination,
          (x) all or substantially all of the
          individuals and entities who were the
          beneficial owners, respectively, of the
          Outstanding Company Common Stock and
          Outstanding Company Voting Securities
          immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction will own the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and
          Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company or, (y) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company
          Common Stock and Outstanding Company Voting
          Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and
          Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or
          Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company.

     2. The Agreement. The term "Agreement" as used in the Employment Agreement and in this Amendment shall hereafter mean the Employment Agreement as amended by this Amendment. The Employment Agreement, as amended hereby, shall continue in full force and effect in accordance with the terms thereof.

     3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Oklahoma.

     4. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the date first written above.


                                FLEMING COMPANIES, INC., an
                                Oklahoma corporation


                                By
                                  William J. Dowd, President and
                                    Chief Operating Officer

                                         "COMPANY"



                                _______________, an individual

                                               "EXECUTIVE"